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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☑ Definitive Proxy Statement
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American Axle & Manufacturing Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Dauch Drive

Detroit, Michigan 48211-1198
www.aam.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 28, 2005

American Axle & Manufacturing Holdings, Inc. (AAM)

Time and Date	3:00 p.m., local time, on Thursday, April 28, 2005
Place	AAM World Headquarters Auditorium, One Dauch Drive, Detroit, Michigan
Items of Business	(1) Elect directors. (2) Attend to other business properly presented at the meeting.
Record Date	You may vote if you were an AAM stockholder (NYSE: AXL) at the close of business on March 1, 2005.
Meeting Admission	Admission may be limited to AAM stockholders as of the record date and holders of valid proxies. Please be prepared to present appropriate identification for admittance. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras and recording devices will not be permitted.
Voting	Your vote is very important. To be sure that your shares are properly represented at the meeting, please vote by using the telephone, the Internet, or by signing, dating and returning the enclosed proxy card in the pre-addressed envelope provided. Instructions on how to vote your shares are in the section entitled Questions and Answers about Voting and the Annual Meeting in the proxy statement and on the proxy card.

By Order of the Board of Directors,

Patrick S. Lancaster
Vice President, Chief Administrative Officer & Secretary
March 22, 2005

Along with the proxy statement and proxy card, we are sending you our 2004 Annual Report to Stockholders, which includes our audited, consolidated financial statements and other information that we encourage you to read.

2005 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

One Dauch Drive

Detroit, MI 48211-1198
www.aam.com

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held April 28, 2005

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

 1. Q: Why am I receiving this proxy statement?

A:	The Board of Directors of American Axle & Manufacturing Holdings, Inc. (AAM or the Company) is soliciting proxies for the 2005 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of AAM common stock on March 1, 2005 (record date), which entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides related information so that you can make an informed decision.

The notice of annual meeting, proxy statement, proxy and 2004 annual report to stockholders are being mailed to stockholders on or about March 22, 2005.

2. Q:	What will I vote on?

A:	Election of four directors to serve on AAM’s Board of Directors (Board). The Board recommends a vote for election of each of the four director nominees. The Board is unaware of any other business that will come before the meeting.

 3. Q: How many votes are needed for the proposal to pass?

A:	Directors are elected by a plurality of the votes cast.

 4. Q: How many votes must be present to hold a meeting?

A:	Under AAM’s bylaws, a majority of shares of AAM common stock as of the record date must be present in person or by proxy to hold the annual meeting (quorum). Proxies received but marked as withheld or broker non-votes will be included in the calculation of the number of votes present at the annual meeting.

 5. Q: How do I vote?

A:	You can vote either in person at the annual meeting or by proxy without attending the annual meeting. If you attend the meeting in person, you may vote at the meeting and any previous proxy will not be counted.

If your shares are held in your name, you may vote by proxy in one of the following ways:

•	By mail. Complete, sign, date, and return your proxy card in the envelope provided. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR each of the nominees;

•	By telephone. Call 1-877-PRX-VOTE (1-877-779-8683) toll free, also listed on the enclosed proxy card, and follow the instructions (enter the voter control number printed on the proxy card).
•	By Internet. Access http://www.eproxyvote.com/AXL, also listed on the enclosed proxy card, and follow the instructions (enter the voter control number printed on the proxy card).

If your shares are held in street name by a broker, bank, other holder of record, or through one of the AAM 401(k) plans, follow the instructions on the proxy card they provide.

 6. Q: Can I change my vote?

A:	You may change your vote at any time before the annual meeting by:

•	revoking it by written notice to AAM’s Secretary at the address on the cover of this proxy statement;
•	voting in person at the annual meeting; or
•	delivering a later-dated proxy vote by mail, telephone or the Internet.

 7. Q: How will votes be counted?

A:	Representatives of EquiServe Trust Company, N.A., AAM’s transfer agent, will count the votes and act as the inspector of election. In the election of directors, you may vote “FOR” one or more of the nominees or your vote may be “WITHHELD” for one or more of the nominees. If you withhold your vote on the election of directors, your shares will be counted for purposes of determining a quorum. Withheld votes will not affect the election of directors. If you sign your proxy card without giving specific instructions, your shares will be voted as recommended by the Board.

 8. Q: What if I don’t return my proxy card and don’t attend the annual meeting?

A:	If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you hold shares in “street name”, and you don’t give your bank, broker or other holder of record specific voting instructions, your record holder can vote your shares on the election of directors at its discretion.

If you don’t give your record holder specific voting instructions and your record holder does not vote, the votes will be “broker non-votes”. Broker non-votes will have no effect on the vote for the election of directors. Broker non-votes will be counted for purposes of determining a quorum.

 9. Q: What shares are included on the proxy card?

A:	The shares on each proxy card represent the shares held on the record date. If your shares are registered differently or are in more than one account, you will receive more than one proxy card. Vote all of the proxy cards to ensure that all shares are voted.

 10. Q: How many shares can be voted?

A:	As of the record date, 49,886,308 shares of AAM common stock were eligible to be voted. A holder of common stock is entitled to one vote per share.

 11. Q: How will I know the results of voting?

A:	You may find the results in AAM’s Form 10-Q for the second quarter of 2005.

ELECTION OF DIRECTORS

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Board proposes that nominee Elizabeth A. (Beth) Chappell be elected to the Board for a term expiring at the annual meeting of stockholders in 2007.

The Board proposes that nominees Richard E. Dauch, William P. Miller II, and Larry K. Switzer be elected to the Board for terms expiring at the annual meeting of stockholders in 2008.

Ms. Chappell joined the Board in September 2004 to fill the vacancy left by Thomas L. Martin, who resigned in June 2004 to accept a position with AAM as Vice President — Finance & Chief Financial Officer. Mr. Switzer joined the Board in February 2005 to fill the vacancy left by John P. Reilly, who voluntarily resigned in October 2004.

The Board unanimously approved these nominations based on the outstanding achievements, special competencies and integrity of each nominee. A biographical summary containing the principal occupation and professional background and experience of each nominee and returning director is provided.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

NOMINEES FOR DIRECTOR

DIRECTOR — to hold office until the 2007 Annual Meeting of Stockholders

ELIZABETH A. CHAPPELL
Age 47
Elizabeth A. (Beth) Chappell is President and Chief Executive Officer of the Detroit Economic Club. Previously, she was Executive Vice President, Corporate Communications & Investor Relations for Compuware Corporation. From 1995 to 2000, Ms. Chappell was Founder and President of the management consultancy company, The Chappell Group. For 16 years, Ms. Chappell held executive positions of increasing responsibility at AT&T. Ms. Chappell currently serves on various corporate and civic boards including Handleman Company, Citizens Research Council, Hospice of Michigan, Michigan Economic Development Corporation and serves as an advisor to United Way Community Services. Ms. Chappell is a past board member of the Detroit Regional Chamber, Karmanos Cancer Institute and Michigan Economic Growth Authority.	Director since 2004

DIRECTORS — to hold office until the 2008 Annual Meeting of Stockholders

RICHARD E. DAUCH
Age 62
Richard E. Dauch is Co-Founder, Chairman of the Board & Chief Executive Officer of AAM, and is also Chairman of the Executive Committee of the Board of Directors. He has been Chief Executive Officer and a member of the Board of Directors since the Company began operations in March 1994. In October 1997, he was named Chairman of the Board of Directors. He was also President of AAM from March 1994 through December 2000. Prior to March 1994, he spent 12 years at Chrysler Corporation. He left Chrysler Corporation in 1991 as Executive Vice President of Worldwide Manufacturing. Mr. Dauch also served as Group Vice President of Volkswagen of America, where he established the manufacturing facilities and organization for the successful launch of the first major automotive transplant in the United States. Mr. Dauch has more than 40 years of experience in the automotive industry. Mr. Dauch has been named the 1996 Worldwide Automotive Industry Leader of the Year by the Automotive Hall of Fame, the 1997 Manufacturer of the Year by the Michigan Manufacturers’ Association, and the 1999 Michiganian of the Year by The Detroit News. In 2003, he received the Harvard Business School of Michigan Business Statesman Award, the Ernst & Young Entrepreneur of the Year Award, and the Northwood University Outstanding Business Leader Award. Mr. Dauch also served as Chairman of the National Association of Manufacturers (N.A.M.). He has lectured extensively on the subject of manufacturing and authored the book, Passion for Manufacturing, which is distributed in colleges and universities globally and in several languages.	Director since 1994

DIRECTORS — to hold office until the 2008 Annual Meeting of Stockholders
WILLIAM P. MILLER II
Age 49
Mr. Miller is the Senior Risk Manager for the Abu Dhabi Investment Authority. Previously, Mr. Miller was a Risk Management Adviser to the Rockefeller Foundation (2002-2003) a non-profit foundation, Independent Risk Oversight Officer for Commonfund (1996-2002) an investment management firm for educational institutions, and Director, Trading Operations and Asset Mix Management for General Motors Investment Management Corporation (1983-1996) with a variety of treasury, engineering and manufacturing assignments with General Motors Corporation over the 1974-1983 period. Mr. Miller currently serves as a director, member of the Audit Committee and chairman of the Market Regulation Oversight Committee of the Chicago Mercantile Exchange; director, member of the Nomination and Remuneration Committee, chairman of the Audit and Risk Management Committee and chairman of the Executive Committee of the Dubai International Financial Exchange; and director and chairman of the Audit Committee of the BTOP50 Index Fund. Mr. Miller also serves on the advisory boards of the Kent State University’s Master of Science in Financial Engineering as well as the International Association of Financial Engineers, and is Chairman of the Executive Committee of the End Users of Derivatives Council. Mr. Miller is a Chartered Financial Analyst.
LARRY K. SWITZER
Age 61
Larry K. Switzer retired as Chief Executive Officer of DANKA PLC, London, England, a global independent distributor of office equipment, in 2000. From 1994 to 1998, Mr. Switzer was Senior Executive Vice President and Chief Financial Officer of Fruit of the Loom, Inc. Prior to that, he was Executive Vice President and Chief Financial Officer for Alco Standard Corporation and, from 1989 to 1992, Senior Vice President and Chief Financial Officer for S.C. Johnson & Son, Inc. He has also held senior executive positions at Bendix Corp., White Motor Corp. and Gencorp. Switzer holds a bachelor of science degree from Iowa State University and a master of business administration degree from Harvard University, where he received the National Area and Fisher Foundation Fellowships.	Director since 2005

RETURNING MEMBERS OF THE BOARD OF DIRECTORS

DIRECTORS — to hold office until the 2006 Annual Meeting of Stockholders

FOREST J. FARMER
Age 64
Forest J. Farmer has served as Chairman of the Board, Chief Executive Officer & President of The Farmer Group, a holding company for four technology and manufacturing corporations, since 1998. Previously, he served as President and Chief Executive Officer of Bing Manufacturing, Inc., LLC, a joint venture company he founded with Detroit entrepreneur Dave Bing and automotive dealership businessman Mel Farr, from 1995 to 1998. He retired from Chrysler Corporation after 26 years, which included six years as President of its Acustar automotive parts subsidiary. Mr. Farmer serves on the boards of directors of a number of corporations and organizations, including The Lubrizol Corporation, St. John’s Hospital System and Saturn Electronics Corporation.	Director since 1999
RICHARD C. LAPPIN
Age 60
Richard C. Lappin retired in 2004 as Chairman of the Board of Haynes International, Inc. Previously, he was Senior Managing Director of The Blackstone Group L.P. where, as a member of the Private Equity Group, he helped monitor the operations of Blackstone Capital Partners portfolio companies and evaluated business strategy options. Prior to that, he served as President of Farley Industries, which included West Point-Pepperell, Inc., Acme Boot Company, Inc., Tool and Engineering, Inc., Magnus Metals, Inc. and Fruit of the Loom, Inc. He also served as President and Chief Executive Officer of Doehler-Jarvis and Southern Fastening Systems, and he has held senior executive positions with Champion Spark Plug Company and RTE Corporation. Mr. Lappin also serves on the Board of Directors of Premcor, Inc.	Director since 1999
THOMAS K. WALKER
Age 64
Thomas K. Walker is Chairman of the Board & Chief Executive Officer of Lackawanna Acquisition Corporation and is the former President of Amcast Automotive, where from 1995 to 1999 he directed all activities for the $300 million automotive group. Previously, he held senior executive positions with ITT Automotive and Allied-Signal Automotive Catalyst Co. He also served in various manufacturing and engineering leadership positions with Volkswagen of America and with General Motors Corporation, where he began his 40-year career in the automotive industry. Mr. Walker is a member of the Board of Directors of Meridian Automotive Inc. and serves on the National Advisory Board for Michigan Technological University.	Director since 1999

DIRECTORS — to hold office until the 2007 Annual Meeting of Stockholders

B. G. MATHIS
Age 72
B. G. Mathis retired from AAM as Executive Vice President — Administration & Chief Administrative Officer on December 31, 2000. He had been with AAM since its formation. Prior to joining AAM, Mr. Mathis served for 28 years at Chrysler Corporation and held increasingly responsible executive administrative positions, including Manager of Personnel for all Chrysler manufacturing operations. He retired from Chrysler Corporation in 1988, and is an attorney.	Director since 1997
DR. HENRY T. YANG
Age 64
Dr. Henry T. Yang is a Chancellor and Professor of Mechanical Engineering at the University of California, Santa Barbara. Formerly the Dean of Engineering at Purdue University and the Neil Armstrong Distinguished Professor, Dr. Yang is a nationally recognized expert in automotive and aerospace engineering. He was granted a doctorate degree in Structural Engineering from Cornell University, as well as honorary doctorates from Purdue University, Hong Kong University of Science & Technology and National Taiwan University. He is a member of the National Academy of Engineering, and a fellow of the American Institute of Aeronautics and Astronautics. He is a member of the Council of Presidents and member of the Board of Trustees, Universities Research Association, and is a founding member of the Steering Committee, Association of Pacific Rim Universities.	Director since 2004

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Codes of Business Conduct and Ethics

The Board has approved AAM’s Corporate Governance Guidelines, the AAM Code of Business Conduct applicable to all associates, executive officers and members of the Board, a Code of Ethics for AAM’s CEO, CAO, CFO and other Senior Financial Officers and written charters for each of the Audit, Compensation and Nominating/ Corporate Governance Committees. The Board regularly reviews corporate governance developments and modifies these documents as appropriate. They are posted on our website at www.aam.com/governance.

Board Structure and Self-Evaluation

The current Board has nine members and is equally divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company. The Board and each of the Audit, Compensation and Nominating/ Corporate Governance Committees conducts an annual self-evaluation in order to monitor and continuously improve the effectiveness of the Board and each committee.

Board Independence

The Corporate Governance Guidelines provide that at least a majority of the members of the Board, and each member of the Audit Committee, Compensation Committee and Nominating/ Corporate Governance Committee, meet the criteria for independence under the listing standards of the New York Stock Exchange (NYSE). No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.

In October 2004, the Board established guidelines to assist in determining the independence of its directors. These Independence Guidelines are set forth in our Corporate Governance Guidelines, which are attached as Appendix A to this proxy statement and are posted on our website at www.aam.com/governance. In addition to applying the Independence Guidelines, the Board will consider all relevant facts and circumstances of which it is aware in making an independence determination. Based on the NYSE listing standards and our Independence Guidelines, the Board has affirmatively determined that each director and nominee is independent, except for our Co-Founder, Chairman of the Board & Chief Executive Officer, Richard E. Dauch, an AAM employee, and director B. G. Mathis, who is related to an AAM executive. Further discussion of this matter is in Certain Relationships and Related-Party Transactions.

Seven of the nine current directors are independent; the Board will continue to have seven independent directors if all four nominees are elected at the annual meeting.

Executive Sessions of Non-Management and Independent Directors

Non-management directors meet in executive session without AAM management present at the end of each scheduled Board meeting. Independent directors meet in executive session without management or non-independent directors present at least once a year. Thomas K. Walker, an independent director, has been selected by the Board to preside at each executive session. Upon conclusion of each executive session, the Board reconvenes to receive feedback (as appropriate) from attendees of the executive sessions.

Stockholder Communication with the Board

Stockholders may communicate with the Board through the Secretary of AAM by mail at One Dauch Drive, Detroit, Michigan 48211-1198 or by e-mail at AAMBoardofDirectors@aam.com. Depending on the subject matter of the communication, the Secretary will (i) forward the communication to the director or directors to whom it is addressed; (ii) handle or refer the matter to the appropriate AAM department; or (iii) not forward the communication if it is a commercial solicitation or other inappropriate topic for the Board. At each Board meeting, the Secretary presents a summary of communications received since the last meeting and makes them available to the Board.

Board Committee Composition

The Board has five standing committees: Audit, Compensation, Nominating/ Corporate Governance, Executive and Technology Committees. Except for the Executive Committee, the standing committees consist entirely of independent directors. The charters of the Audit, Compensation and Nominating/ Corporate Governance Committees are posted on the AAM website (www.aam.com/governance) and are reproduced as Appendices B, C and D, respectively, to this proxy statement.

During 2004, the Board held nine meetings. Each incumbent director attended 100% of the meetings of the Board and the committees on which he or she served. All directors who served at the time attended the 2004 annual meeting of stockholders. The following table shows the number of committee meetings held during 2004 and the membership of the Board’s standing committees as of March 1, 2005.

COMMITTEE MEMBERSHIP TABLE

(1)	Incumbent directors as of March 1, 2005
(2)	Established in July 2004; first meeting held in January 2005
(3)	Appointed to the Board in September 2004
(4)	Appointed to the Board in February 2005
(5)	Independent (see Board Independence on page 10)

Audit Committee

Throughout 2004, the Audit Committee consisted of Mr. Walker (Chairman), Mr. McCurdy and Mr. Lappin. Thomas L. Martin served on the Board and the Audit Committee from February through June, 2004, when he resigned to accept the position of AAM’s Vice President — Finance & Chief Financial Officer. The Audit Committee met four times in 2004 with all members present. All members are financially literate under applicable NYSE rules, and Mr. McCurdy and Mr. Lappin also qualify as “audit committee financial experts” as defined by the Securities and Exchange Commission (SEC) pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Effective February 2, 2005, the Board elected Larry K. Switzer to the Board to fill a vacancy and appointed him to the Audit Committee. Mr. Switzer is financially literate under applicable NYSE rules and is qualified to serve as an “audit committee financial expert” as defined by the SEC. Mr. McCurdy’s service on the AAM Board and Audit Committee will end upon the expiration of his term at the 2005 annual meeting.

The Audit Committee operates under a written charter setting forth its responsibilities, which is available on AAM’s website (www.aam.com/ governance) and is attached as Appendix B. The Report of the Audit Committee begins on page 32.

Compensation Committee

The Compensation Committee establishes and reviews AAM’s overall executive compensation philosophy and programs and approves executive officer compensation to support AAM’s business strategies and objectives. The Compensation Committee consists of Forest J. Farmer (Chairman), Thomas K. Walker and Elizabeth A. Chappell. Ms. Chappell was elected to the Board and appointed to the Compensation Committee in September 2004 to fill a vacancy resulting from a voluntary resignation. The Compensation Committee met six times in 2004 with all members present. The Report of the Compensation Committee on Executive Compensation begins on page 19.

Nominating/ Corporate Governance Committee

The Nominating/ Corporate Governance Committee’s primary responsibilities are to: (a) identify qualified individuals to serve on the Board, consistent with the criteria approved by the Board; (b) review the Company’s Corporate Governance Guidelines and Code of Business Conduct and recommend changes as appropriate; and (c) oversee and approve the process for management succession planning for the Chief Executive Officer and other executive officers.

The Nominating/ Corporate Governance Committee met five times in 2004 with all members present. The Nominating/ Corporate Governance Committee operates under a written charter setting forth its responsibilities, which is available on AAM’s website (www.aam.com/ governance) and is attached as Appendix D to this proxy statement. The Company’s Corporate Governance Guidelines set forth the qualifications for Board membership and the nomination process. They are available on AAM’s website and are attached as Appendix A to this proxy statement.

Director Qualifications. The Nominating/ Corporate Governance Committee is responsible for recommending nominees for membership on the Board in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer. Candidates are reviewed in consideration of the current composition of the Board, the operating requirements of the Company and the interests of stockholders. Board candidates should possess certain qualities, including: (a) high ethical character and shared values with AAM; (b) high-level leadership experience and achievement at a policy-making level in business or in educational or professional activities; (c) knowledge of issues affecting AAM; (d) financial, technical, international business or other expertise or industry knowledge; (e) willingness to apply sound, independent business judgment; and (f) sufficient time and availability to effectively carry out a director’s duties.

Selection Process for New Director Nominees. In consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer, the Nominating/ Corporate Governance Committee identifies, evaluates and recommends prospective directors to the Board. Referrals from a Board member or other appropriate source are considered. Candidates are then evaluated by the Nominating/ Corporate Governance Committee and individuals meeting the Board’s criteria are recommended for further consideration and interviews by the Nominating/ Corporate Governance Committee and other directors. The Nominating/ Corporate Governance Committee then proposes the recommended candidate as a nominee for Board approval.

In 2004, two vacancies were filled using this procedure. Ms. Chappell was identified as a candidate by the Co-Founder, Chairman of the Board & Chief Executive Officer. Mr. Switzer was identified by Mr. Lappin, Chairman of the Nominating/ Corporate Governance Committee. After evaluating a number of candidates, the Nominating/ Corporate Governance Committee recommended and the Board elected Ms. Chappell in September 2004 and Mr. Switzer in February 2005.

William P. Miller II was identified by the Co-Founder, Chairman of the Board & Chief Executive Officer as a potential nominee for election by stockholders at the annual meeting. After the Nominating/ Corporate Governance Committee evaluated Mr. Miller’s qualifications and interviews were conducted, the Board approved Mr. Miller’s nomination.

The Nominating/ Corporate Governance Committee follows the procedures set forth in AAM’s bylaws and SEC rules with respect to consideration of candidates recommended by stockholders. These procedures are described in Other Information, Stockholder Proposals for 2006 Annual Meeting.

Nominees for Re-election to the Board. Incumbent directors are subject to evaluation by the Nominating/ Corporate Governance Committee and/or the Board before being nominated for re-election by the stockholders. The Board considers, among other things, an incumbent director’s meeting attendance record and contributions to the activities of the Board.

Executive Committee

The Executive Committee exercises the authority of the Board during the intervals between Board meetings and does not meet on a regular basis. Its members are identified in the Committee Membership Table.

Technology Committee

The Board established the Technology Committee in July 2004 to oversee and provide advice to AAM regarding AAM’s product, process and systems technology. Its members are identified in the Committee Membership Table.

DIRECTORS’ COMPENSATION

•	DIRECTORS’ COMPENSATION: AAM pays all directors who are not AAM employees for their Board service as follows:

•	an annual retainer of $40,000;

•	$1,500 for each Board meeting attended;

•	$3,000 for each committee meeting attended by each committee chair;

•	$2,000 for each committee meeting attended by each committee member;

•	reimbursement of expenses of attending Board and committee meetings;

•	eligibility to participate in the American Axle & Manufacturing Holdings, Inc. Executive Deferred Compensation Plan; and

•	upon election to the Board, a grant of 7,500 options to purchase AAM common stock at the closing price on the date of the grant to vest at 2,500 shares per year during the director’s term of office.

•	DIRECTORS’ STOCK OWNERSHIP GUIDELINES: The Board recommends that each director maintain ownership of at least 1,000 shares of AAM stock. As of March 1, 2005, all AAM directors owned at least 1,000 shares of AAM common stock.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND

CERTAIN BENEFICIAL OWNERS

The following tables show the number of shares of AAM common stock beneficially owned as of March 1, 2005 (unless indicated otherwise) by:

•	each person known to us who beneficially owns more than 5% of AAM’s common stock;

•	each of our directors and nominees;

•	our Co-Founder, Chairman of the Board & Chief Executive Officer and the other four executive officers named in the Summary Compensation Table; and

•	all directors and executive officers as a group.

In this context, SEC rules provide that a beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock. All individuals listed in the table have sole voting and investment power, unless otherwise noted.

In calculating the percentage of beneficial ownership, the total shares of AAM common stock includes the 49,886,308 shares outstanding on March 1, 2005 and assumes the exercise of vested options to purchase 892,452 shares that were granted before AAM’s initial public offering in 1999.

DIRECTORS AND EXECUTIVE OFFICERS

Our directors and executive officers have furnished the following information about their beneficial ownership of AAM common stock as of March 1, 2005. Stock options currently exercisable or exercisable within 60 days are included in the beneficial ownership calculation as indicated.

		Options
	Shares	Exercisable
	Beneficially Owned	Within	Percent
Name	Excluding Options	60 Days	of Class

Directors and Nominees
Elizabeth A. Chappell	1,000	0	*
Forest J. Farmer	1,000	8,500	*
Richard C. Lappin	6,000	2,500	*
B.G. Mathis(1)	77,000	208,340	*
William P. Miller II	0	0	*
Larry W. McCurdy	1,000	6,000	*
Larry K. Switzer	1,000	0	*
Thomas K. Walker	1,000	8,500	*
Dr. Henry T. Yang	1,000	2,500	*
Named Executive Officers
Richard E. Dauch(2)	2,582,127	1,055,000	7.0%
Joel D. Robinson	0	213,400	*
Yogendra N. Rahangdale	5,000	115,980	*
Marion A. Cumo, Sr.	1,470	211,266	*
Patrick S. Lancaster(3)	6,000	256,206	*
All Directors and Executive Officers as a Group (26 persons)	2,710,791	2,857,770	10.5%

(*)	Represents holdings that do not exceed 1%.

(1)	Includes 2,000 shares held in trust by Mr. Mathis’ spouse.

(2)	Includes shares held by the Dauch Annuity Trust 2007 (1,833,675), the Richard E. Dauch Trust dtd 11/13/91 (160,342) and the Richard E. and Sandra J. Dauch Family Foundation, a 501(c)(3) charitable foundation (588,110). Excludes shares held by the Sandra J. Dauch Gift Trust (5,075,207), of which Mr. Dauch’s spouse is trustee (shown in the following table).

(3)	The shares are held in trust by Mr. Lancaster’s spouse.

MORE THAN 5% BENEFICIAL OWNERS

The following persons have filed reports with the SEC stating that they beneficially own more than 5% of AAM’s common stock.

	Shares of	Percent of
	Common Stock	Shares
Name and Address	Beneficially Owned	Outstanding

AXA Financial, Inc.(1) 1290 Avenue of Americas New York, NY 10104	3,708,974	7.3%
Barclays Global Investors NA(2) 45 Fremont Street San Francisco, CA 94105	8,670,072	17.1%
FMR Corp.(3) 82 Devonshire Street Boston, MA 02109	5,026,241	9.9%
Sandra J. Dauch Gift Trust dated May 25,1998(4) One Dauch Drive Detroit, MI 48211	5,075,207	10.0%

(1)	Based on the most recent Schedule 13G/A filed with the SEC on behalf of AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA, indicating sole voting power for 2,944,825 shares, shared voting power for 22,059 shares and sole investment power for 3,708,974 shares.

(2)	Based on the most recent Schedule 13G/A filed with the SEC by Barclays Global Investors, NA, indicating sole investment power for the number of shares shown and sole voting power for 8,015,364 of these shares.

(3)	Based on the most recent Schedule 13G/A filed with the SEC by FMR Corp., indicating sole voting power with respect to these shares.

(4)	Based on the most recent Schedule 13G/A filed with the SEC by the Sandra J. Dauch Gift Trust, indicating sole voting power and investment power with respect to these shares. The trustee is Mr. Dauch’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. We believe that all Section 16(a) filing requirements applicable to our executive officers, directors and owners of more than 10% of AAM’s common stock were met during fiscal year 2004.

STOCK PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURNS

The following graph and table compares the percentage change in the cumulative total stockholder return on AAM’s common stock from December 31, 1999 through December 31, 2004 with the cumulative total return of a Competitor Peer Group(1), an industry index(2), and the Standard & Poor’s 500 Composite Index. The total stockholder return includes the reinvestment of dividends(3). The closing market price for AAM common stock at the end of fiscal 2004 was $30.66.

Comparison of Cumulative Total Return Among AAM, Competitor Peer Group,

Industry Index and S&P 500 Index

Company/Index/Market	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03	12/31/04

American Axle & Manufacturing Holdings, Inc. (NYSE - AXL)	100.00	65.47	176.33	193.15	333.36	256.30

Competitor Peer Group	100.00	73.75	101.17	76.28	111.64	112.59

Motor Vehicle Parts Industry	100.00	69.17	90.40	73.86	107.75	105.82

S&P 500 Composite Index	100.00	90.89	80.09	62.39	80.29	89.02

(1)	Competitor Peer Group — consists of ArvinMeritor, Inc., Autoliv, Inc., BorgWarner, Inc., Collins & Aikman Corporation, Dana Corporation, Delphi Corporation, Dura Automotive Systems, Inc., Lear Corporation, Magna International, Inc., Tenneco Automotive, Inc., Tower Automotive, Inc. and Visteon Corporation.
(2)	SIC Code 3714 — Motor Vehicle Parts & Accessories.
(3)	Assumes $100 invested on December 31, 1999 and reinvestment of dividends from December 31, 1999 through December 31, 2004.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee oversees AAM’s compensation programs for executive officers and other executives to promote achievement of AAM’s business strategy and objectives. The responsibilities and governance of the Compensation Committee are described in Board Committees.

Philosophy and Objectives: AAM’s executive compensation program is designed to:

•	Link executive compensation to the achievement of AAM’s financial and operational performance objectives

•	Align executive compensation with the interests of stockholders

•	Attract, motivate and retain talented and experienced executives

AAM’s executive compensation program reflects our results-oriented corporate culture that rewards achievement of aggressive goals. A major portion of our executive officers’ total compensation is variable and at-risk. Our incentive programs link executive officer compensation directly to AAM’s performance and stock price appreciation. As discussed below, AAM’s annual and long-term incentive plans give executive officers the opportunity to earn above-average compensation for above-average performance as compared to the performance of AAM’s Competitor Peer Group. We believe AAM’s pay-for-performance philosophy enables AAM to attract and retain talented, achievement-oriented executives who are committed to AAM’s long-term success.

The Compensation Committee regularly reviews AAM’s compensation and benefits programs in consideration of the philosophy and objectives described above. In 2004, the Compensation Committee completed an extensive review of AAM’s long-term incentive program with the advice of independent consultants retained by the Compensation Committee. Based on the analyses and recommendations of the independent consultants, the Compensation Committee approved changes to AAM’s long-term incentive compensation program to take effect in 2005. Under the new program, grants of performance accelerated restricted stock (PARS) and restricted stock units (RSUs) will be introduced and grants of non-qualified stock options will be reduced significantly. All awards will be made under the 1999 American Axle & Manufacturing Holdings, Inc. Stock Incentive Plan, which stockholders approved in 1999 (1999 Plan). In 2004, AAM’s stockholders re-approved the performance criteria and approved the addition of 5.0 million shares authorized for issuance under the 1999 Plan.

Compensation Components and Processes: AAM strives to provide a comprehensive compensation program for executive officers that is competitive and emphasizes performance-based components. In determining compensation levels for AAM’s executive officers, the Compensation Committee considers the compensation practices of companies with which AAM may compete for executive candidates. For this purpose, the Compensation Committee reviews compensation practices of other automotive suppliers, durable goods manufacturers and industrial companies based on recognized surveys conducted by independent consultants and professional organizations (compensation surveys). The Compensation Committee also relies on the advice of independent consultants to ensure that AAM’s compensation and benefits programs are designed to achieve AAM’s performance objectives in a manner that is consistent with AAM’s compensation philosophy.

(1)	For purposes of this Report, references to “executive officer(s)” do not include the Co-Founder, Chairman of the Board & Chief Executive Officer, Richard E. Dauch. Mr. Dauch’s compensation is discussed separately below.

Annual Base Salary. Annual base salary is intended to compensate executive officers for sustained individual performance at their relative level of responsibility. In determining executive officer salaries, the Compensation Committee considers competitive salary levels for similar positions as reported in compensation surveys. Also, in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer, the Compensation Committee reviews the performance of each executive officer and the achievements of the business unit or function under his or her leadership. Base salaries also reflect existing economic and business conditions affecting AAM at the time of the salary review, which occurs at the end of each year. Salaries earned by the named executive officers for the past three years are shown in the Summary Compensation Table.

Annual Incentive Awards. The annual component of incentive compensation is designed to align executive officer pay with the Company’s annual performance. Executive officers are awarded cash bonuses to the extent the Company meets or exceeds annual performance targets set by the Compensation Committee in advance. Bonus awards are permitted only if the Company is profitable. Because AAM has been profitable since it began operations eleven years ago, bonuses have been paid every year. The Compensation Committee believes the executive bonus program effectively motivates AAM’s leaders to achieve strong annual results in a manner that ensures the Company’s long-term success.

Pursuant to the Amended and Restated American Axle & Manufacturing, Inc. Executive Officer Incentive Compensation Plan (bonus plan), the Compensation Committee sets performance targets intended to exceed the performance of two-thirds of AAM’s Competitor Peer Group and to achieve budgeted cash flow objectives approved by the Board. The factors used to measure performance and calculate bonus awards are: (1) after-tax return on invested capital (ROIC), (2) net operating cash flow, and (3) net income as a percentage of sales (NIPS). Individual awards may be adjusted based on the Co-Founder, Chairman of the Board & Chief Executive Officer’s evaluation of each executive officer’s performance. For the 2004 performance period, the Compensation Committee weighted each bonus factor equally and considered compensation survey information in setting performance target levels.

AAM’s actual 2004 performance placed the Company second among its Competitor Peer Group for NIPS, first among its Competitor Peer Group for ROIC, and at 92.85% of targeted cash flow for the year. After conferring with the Co-Founder, Chairman of the Board & Chief Executive Officer on adjustments related to individual performance, the Compensation Committee approved bonus awards to executive officers based on the Company’s 2004 results.

Long-term Incentive Compensation.

2004 Stock Option Awards. In 2004, non-qualified stock options were the sole vehicle for long-term incentive compensation for executive officers and executive-level associates. The Compensation Committee reviewed and approved stock option grants to executive officers in 2004 based on AAM’s performance in 2003, considering also the grant levels for similar positions at companies identified in competitive surveys. Grants to individual executive officers varied according to each individual’s level of responsibility, performance and other special circumstances, as recommended by the Co-Founder, Chairman of the Board & Chief Executive Officer.

Options awarded in 2004 vest in three approximately equal annual installments following the date of grant and have contractual terms of 10 years. The exercise price was based on the closing price of AAM’s common stock on the date of grant ($38.70). All grants were made under the 1999 Plan.

2005 Performance Accelerated Restricted Stock Awards. In 2004, the Compensation Committee confirmed that AAM’s objectives in offering long-term incentives are to:

•	reward achievement of long-term performance goals

•	provide incentives for executive retention

•	facilitate stock ownership among executive officers

•	reduce dilution and run rates

•	align executive officer and stockholder interests

Independent compensation consultants analyzed AAM’s long-term incentive program and recommended changes in design to effectively motivate and reward performance and to support stock price appreciation. Comparative programs offered by companies in AAM’s Competitor Peer Group were considered. Based on the recommendations of independent consultants, the Compensation Committee concluded that performance accelerated restricted stock (PARS) should become the principal form of long-term incentive and should be combined with restricted stock units (RSUs) and stock options in future awards to executive officers. This approach takes into consideration the levels of responsibility and influence on AAM’s strategic direction and long-term performance of executive officers.

In October 2004, the Board approved the Compensation Committee’s recommendations to offer the following combinations of awards as long-term incentive compensation beginning in 2005.

Stock
Position	Options	PARS	RSUS

Executive Officers	Yes	Yes	Yes
Executive-level associates	No	Yes	No

PARS and RSUs will vest on the fifth anniversary of the grant date, unless vesting is accelerated at the end of the third or fourth years of the applicable grant. Accelerated vesting will be contingent upon the Company’s achievement of pre-determined performance goals, measured by total stockholder return (TSR) as compared to the TSR of the Company’s Competitor Peer Group. Vesting will not be accelerated unless relative TSR is positive. The Compensation Committee believes PARS grants will support the achievement of multi-year performance objectives and enable executive officers to meet recently-adopted stock ownership requirements.

Management’s Stock Ownership Requirements: In October 2004, in connection with the long-term incentive program review, the Compensation Committee established the following stock ownership requirements. Based on the market value of AAM’s common stock, ownership requirements are determined as a multiple of each executive officer’s base salary.

Multiple of
Base
Position	Salary

Co-Founder, Chairman & CEO	5
Vice Chairman or President & COO	3
Executive VP, Senior VP, Division President	2
Vice President	1

For current executive officers, stock ownership levels must be attained within five years from October 2004. New executive officers will be given five years to reach the required levels upon taking office. If compliance is not achieved in five years, 50 percent of an executive officer’s bonus will be deferred into restricted stock until the applicable level is attained. Ownership requirements must be maintained until retirement.

Compensation of the Co-Founder, Chairman of the Board & Chief Executive Officer: Total compensation of the Co-Founder, Chairman of the Board & Chief Executive Officer, Richard E. Dauch, reflects AAM’s sustained growth since Mr. Dauch co-founded the Company in a high-risk venture eleven years ago. In reviewing Mr. Dauch’s total compensation, which is governed by employment agreements, the Compensation Committee considered his policy and decision-making authority and responsibility for leading AAM’s performance in the midst of challenging structural changes occurring in the global automotive industry.

The components and performance measures of Mr. Dauch’s compensation are specifically addressed in his employment agreement dated November 6, 1997, as amended (employment agreement), and a supplemental compensation agreement dated December 20, 2000 (supplemental compensation agreement) (collectively, employment agreements).

Salary and Bonus. Pursuant to his employment agreement, Mr. Dauch’s salary was determined by AAM’s performance. His bonus was determined by 2004 performance, measured by adjusted net income, after-tax return on invested capital and cash flow. Based on 2004 results: (1) net income of $159.5 million, (2) after-tax return on invested capital of 12.7%, and (3) net operating cash flow of $213 million, the Compensation Committee awarded Mr. Dauch an annual cash bonus of $2,999,995. Mr. Dauch’s 2004 base salary and bonus as compared to the previous two years is shown in the Summary Compensation Table.

Pursuant to his supplemental compensation agreement, Mr. Dauch received the fourth of five annual installment payments of $2,360,873. In 2000, the Board approved these supplemental compensation payments as consideration for Mr. Dauch’s agreement to extend his employment agreement through 2006. The Compensation Committee elected to pay this annual installment in cash rather than stock, as permitted by the supplemental compensation agreement. The Compensation Committee considered this election to be in the best interests of the Company.

Fiscal Year 2004 Performance. In addition to the performance factors discussed above, the Compensation Committee considered other significant achievements of the Company in reviewing Mr. Dauch’s overall compensation, including:

•	Sales of approximately $3.6 billion

•	Diluted earnings per share (EPS) of $2.98

•	Obtained $1 billion in new investment grade financing, reducing interest expense by over $20 million and eliminating many restrictive covenants

•	Established a dividend policy and paid $23 million in dividends to AAM’s stockholders

•	Increased new business backlog to over $1 billion

•	Repurchased 5.0 million shares of AAM stock

•	Recognition by IndustryWeek as one of its “50 Best Manufacturing Companies” based on AAM’s ability to “more than survive during difficult times” and to “operate more intelligently and efficiently” than its competitors.

Long-term Incentives: In 2004, Mr. Dauch was awarded 300,000 stock options with an exercise price of $38.70, which was the market price for AAM stock on the date of grant. Stock option grants for Mr. Dauch had the same terms as all other stock option grants awarded in 2004. (See 2004 Stock Option Grants, above.) Mr. Dauch’s current ownership of AAM stock exceeds the Company’s stock ownership requirements for his position.

Tax Deductibility of Compensation: Section 162(m) of the Internal Revenue Code denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer or the named executive officers. During 2004, the Co-Founder, Chairman of the Board & Chief Executive Officer received compensation in excess $1 million. Consequently, a portion of Mr. Dauch’s compensation was not treated as a deductible income tax expense for 2004. Section 162(m) did not affect AAM’s ability to take a tax deduction for compensation paid to any other executive officer.

Summary: The Compensation Committee believes that AAM’s current compensation philosophy, objectives, practices and programs support AAM’s business strategy and objectives. The Compensation Committee believes that AAM’s compensation program is effective in attracting, retaining and motivating highly qualified individuals and provides appropriate incentives for achieving aggressive performance goals. The Compensation Committee regularly reviews AAM’s compensation and benefits programs to maintain an emphasis on performance and stockholder value. Programs are modified as appropriate to achieve their stated objectives, as well as to address systemic, structural changes in leading compensation practices.

Compensation Committee of the Board of Directors

Forest J. Farmer, Chairman
Elizabeth A. Chappell
Thomas K. Walker

EXECUTIVE COMPENSATION, RETIREMENT PROGRAMS AND

EMPLOYMENT AND CONTINUITY AGREEMENTS

The following table shows compensation information for Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer, and our four next highest paid executive officers as of the end of 2004 (named executive officers).

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
				Other Annual	Underlying	All Other
Name and		Base Salary	Bonus	Compensation	Options	Compensation
Principal Position	Year	($)	($)(1)	($)(2)	(#)	($)(3)

Richard E. Dauch	2004	1,150,000	2,999,995	2,368,596	300,000	45,070
Co-Founder, Chairman of the	2003	1,129,750	3,950,000	25,845,231	300,000	33,375
Board & Chief Executive Officer	2002	1,012,917	3,550,000	22,999,415	300,000	33,064

Joel D. Robinson	2004	338,103	340,000	687,357	90,000	7,804
Vice Chairman	2003	330,804	520,000	4,525,117	110,000	9,485
	2002	315,000	450,000	2,803,307	110,000	7,488

Yogendra N. Rahangdale	2004	263,750	270,000	8,770	45,000	9,145
Executive Vice President —	2003	242,467	420,000	1,042,997	39,000	8,519
Operations & Planning	2002	220,500	325,000	499,864	40,000	7,746

Marion A. Cumo, Sr.	2004	248,004	215,000	5,903	22,000	8,219
Vice President —	2003	248,004	400,000	12,959,665	25,000	13,742
Driveline Division	2002	230,827	340,000	262,214	23,000	12,348

Patrick S. Lancaster	2004	236,700	220,000	13,894	25,000	7,590
Vice President,	2003	236,700	350,000	13,106	30,000	8,357
Chief Administrative	2002	228,801	310,000	13,029	40,000	8,884
Officer & Secretary

(1)	Amounts shown reflect bonuses earned in the year indicated and paid in the following year.

(2)	Other Annual Compensation includes: (a) earnings from the exercise of stock options and/or (b) the dollar value of the following perquisites: personal use of a Company vehicle (imputed taxable income), annual physical examinations and premiums for excess personal liability insurance. For each of the years reported, the total dollar value of perquisites for each of the named executive officers did not exceed the lesser of $50,000 or 10% of salary and bonus. For Mr. Dauch, the amounts shown include an annual supplemental compensation payment ($2,360,873) received pursuant to an agreement described in the Report of the Compensation Committee on Executive Compensation.

(3)	All Other Compensation includes: (a) employer matching contributions to an AAM 401(k) plan; (b) employer matching contributions to a non-qualified deferred compensation plan; and (c) premiums for executive life insurance. For 2004, these amounts are, respectively: Mr. Dauch — $6,150, $2,071 and $36,849; Mr. Robinson — $6,150, $-0 and $1,654; Mr. Rahangdale — $6,150, $-0 and $2,995; Mr. Cumo, Sr. — $6,150, $-0 and $2,069; and Mr. Lancaster — $6,150, $-0 and $1,440. For 2003, these amounts are, respectively: Mr. Dauch — $6,000, $-0 and $27,375; Mr. Robinson — $6,000, $-0 and $3,485; Mr. Rahangdale — $6,000, $-0 and $2,519; Mr. Cumo, Sr. — $6,000, $744 and $6,998; and Mr. Lancaster — $6,000, $-0 and $2,357. For 2002, these amounts are, respectively: Mr. Dauch — $6,000, $-0 and $27,064; Mr. Robinson — $6,000, $-0 and $1,488; Mr. Rahangdale — $6,000, $378 and $1,368; Mr. Cumo, Sr. — $6,000, $688 and $5,660; and Mr. Lancaster — $6,000, $660 and $2,224.

The following table shows additional information concerning stock options granted to the named executive officers in 2004.

OPTION GRANTS IN 2004

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for
					Option Term (3)

		Percent of
		Total
		Options
		Granted to	Exercise		5%	10%
	Number of	Employees	or Base		Stock	Stock
	Securities Underlying	in Fiscal	Price (2)	Expiration	Price	Price
Name	Options Granted (1)	Year	($ per share)	Date	$63.04	$100.38

Richard E. Dauch	300,000	17.7%	38.70	2/2/2014	$7,302,000	$18,504,000

Joel D. Robinson	90,000	5.3%	38.70	2/2/2014	$2,190,600	$5,551,200

Yogendra N. Rahangdale	45,000	2.7%	38.70	2/2/2014	$1,095,300	$2,775,600

Marion A. Cumo, Sr.	22,000	1.3%	38.70	2/2/2014	$535,480	$1,356,960

Patrick S. Lancaster	25,000	1.5%	38.70	2/2/2014	$608,500	$1,542,000

(1)	Options were granted on February 2, 2004 and become exercisable in three approximately equal annual installments beginning February 2, 2005. The maximum term of the grants is ten years.
(2)	The exercise price is the market price on the date of grant.
(3)	These columns show gains that could accrue for the options, assuming that the market price of AAM stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. The 5% and 10% annualized rates of appreciation are set by the SEC and are not intended to forecast possible future appreciation, if any, of AAM stock price. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executive officers from these options would be zero.

The following table shows additional information concerning stock options exercised during 2004 and the value of options held at December 31, 2004 for each named executive officer.

AGGREGATED OPTION EXERCISES IN 2004 AND DECEMBER 31, 2004 OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money
			at Year-End		Options at Year-End (2)
	Shares		(#)		($)
	Acquired on	Value
	Exercise	Realized (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard E. Dauch	—	—	755,000	600,000	10,527,080	2,037,420

Joel D. Robinson	33,000	676,757	110,000	200,000	731,346	747,054

Yogendra N. Rahangdale	—	—	74,670	84,330	1,027,007	267,013

Marion A. Cumo, Sr.	—	—	187,916	46,340	4,244,666	165,488

Patrick S. Lancaster	—	—	224,556	58,300	4,842,743	225,225

(1)	The value realized is equal to the difference between the exercise price and the market price of the shares purchased on the exercise date multiplied by the number of options exercised.
(2)	The value of unexercised in-the-money options is equal to the difference between the market closing share price on December 31, 2004 ($30.66) and the exercise price. All options were granted at the market price of the stock on the date of grant.

Retirement Program and Pension Plan Tables

AAM maintains the following defined benefit plans for AAM executive officers and certain other AAM executive-level associates who are not officers of the Company (collectively, Eligible AAM Executives — 54 total):

•	American Axle & Manufacturing, Inc. Retirement Program for Salaried Employees (RPSE), which is a qualified plan; and

•	American Axle & Manufacturing, Inc. and Affiliated Corporation Salaried Cash Balance Pension Plan (CBPP), which is a qualified plan; and

•	American Axle & Manufacturing, Inc. Supplemental Executive Retirement Plan (SERP), which is a non-qualified plan. Benefits are paid from current earnings of AAM.

RPSE. The RPSE covers AAM salaried associates hired prior to January 1, 2002 and consists of noncontributory benefits and optional contributory benefits. If Eligible AAM Executives do not elect to contribute to the RPSE, they are entitled to receive basic retirement benefits equal to a flat dollar amount per year of credited service, which are essentially equivalent to the benefits under the American Axle & Manufacturing, Inc. Hourly-Rate Employees Pension Plan maintained by AAM for its hourly associates. All Eligible AAM Executives are entitled to this flat dollar per year of service benefit. In accordance with its terms, benefits under the RPSE fully vest after five years of credited service and are payable at the normal retirement age of 65, or earlier, on a reduced basis, at the election of the participant (with an unreduced benefit available in certain cases beginning at age 62).

For each period in which they elect to participate in the contributory portion of the RPSE, Eligible AAM Executives make contributions at a level determined under the RPSE based on the amount of their monthly salary and, upon retirement at or after age 65, receive an annual retirement benefit equal to the sum of their contributions. In addition, Eligible AAM Executives who participate in the contributory portion of the RPSE receive a benefit determined under a formula based on eligible years of credited service (determined based on the period for which they make contributions to the RPSE, up to a maximum of 35 years) and the average monthly base salary received in the highest 60 months out of the final ten years of service. The benefits are subject to certain Code limitations that change from time to time. For the 12-month period ending December 31, 2004, the Code limited the total remuneration that may be included for purposes of determining benefits under the RPSE to $205,000 on an annualized basis.

CBPP. The CBPP covers AAM salaried associates hired after December 31, 2001 and consists of an annual employer contribution based on the Eligible AAM Executive’s base salary multiplied by a percentage determined by contribution points. Contribution points are equal to the total of the Executive’s age and service with American Axle & Manufacturing, Inc., calculated to the nearest 1/12th. Contribution percentages range from 2.5% to 5.0% of base salary. In addition, interest is credited to the account of the Executive on the last day of each calendar quarter based on the Ten Year Treasury Constant Maturity rate as of January 1 of each year. In accordance with its terms, benefits under the CBPP fully vest after five years of credited service and are payable at the normal retirement age of 65, or earlier, on a reduced basis, at the election of the participant. An Eligible AAM Executive may elect to receive the CBPP benefit in a lump sum payment at any time after termination of employment. The benefits are subject to certain Code limitations that change from time to time. For the 12-month period ending December 31, 2004, the Code limited the total remuneration that may be included for purposes of determining benefits under the CBPP to $205,000 on an annualized basis. None of the named executive officers participate in the CBPP.

SERP. Under the SERP, Eligible AAM Executives who made the optional specified contributions to the RPSE are also eligible to receive the greater of a “regular” form of the SERP benefit or an “alternative” form of the SERP benefit. Total monthly retirement benefits for an Eligible AAM Executive receiving the “regular” form of the SERP benefit are equal to the following: (1) the product of (a) 2% of the average monthly base salary received in the highest 60 months out of the final ten years of service; and (b) the eligible years of credited service as an employee of AAM (as calculated for the RPSE); less (2) the sum of (a) the total benefit payable under the RPSE (before reduction for any survivor option); and (b) the product of (i) 2% of the maximum monthly social security benefit payable at age 65 in the year of retirement and (ii) the number of years of credited service as an employee of AAM (as calculated for purposes of the contributory portion of the RPSE).

Total monthly retirement benefits for an Eligible AAM Executive receiving the “alternative” form of the SERP benefit are computed so that the sum of the RPSE benefits (before reduction for any survivor option) and the alternative form of SERP benefits equal the following: (1) the product of (a) 1.5% of the sum of (i) the average monthly base salary received in the highest 60 months out of the final ten years of service and (ii) the average monthly incentive compensation received in the highest five years out of the final ten years of service; and (b) eligible years of credited service as an employee of AAM (as calculated for purposes of the contributory portion of the RPSE); less (2) 100% of the maximum monthly social security benefit payable at age 65 in the year of retirement. Supplemental executive retirement benefits otherwise payable under the alternative formula can be reduced or eliminated at the discretion of the Compensation Committee and the Board.

Since the SERP is not subject to ERISA, neither the average monthly base salary used as a factor in determining benefits under the “regular” form nor the total direct compensation (including bonus) used as a factor in determining benefits under the “alternative” form is subject to a limitation under the Code.

Estimated Total Retirement Benefit. The total estimated annual retirement benefits payable to Eligible AAM Executives, including named executive officers, under the RPSE and the SERP are set forth in the following tables:

Table I — RPSE and “Regular” SERP. Table I shows the estimated total annual retirement benefit under the RPSE and the “regular” form of the SERP related to final base salary as of December 31, 2004, that would be payable in 12 equal monthly installments per annum as a single life annuity to Eligible AAM Executives retiring in 2005 at age 65. The benefits shown are based upon participation in the optional contributory portion of the RPSE and maximum annual social security benefits of $23,268 payable to persons retiring in 2005. If an Eligible AAM Executive elects to receive benefits in the form of a 65% joint and survivor annuity to the Eligible AAM Executive and his or her spouse, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between the Eligible AAM Executive and his or her spouse.

TABLE I

Projected Total Annual Retirement Benefits — RPSE plus “Regular” SERP

Highest Five-Year Average
Annual Total
Base Salary**	Years of Eligible Contributory Credited Service*

	15	20	25	30	35

150,000	44,510	59,510	74,510	89,510	104,510

200,000	54,760	72,260	89,760	107,260	124,760

300,000	83,020	110,693	138,366	166,039	193,712

400,000	113,020	150,693	188,366	226,039	263,712

600,000	173,020	230,693	288,366	346,039	403,712

800,000	233,020	310,693	388,366	466,039	543,712

1,000,000	293,020	390,693	488,366	586,039	683,712

1,200,000	353,020	470,693	588,366	706,039	823,712

1,400,000	413,020	550,693	688,366	826,039	963,712

1,600,000	473,020	630,693	788,366	946,039	1,103,712

*	Maximum contributory credited service under the contributory portion of the RPSE and SERP is 35 years. As of December 31, 2004, the number of years of contributory credited service for named executive officers were: Mr. Dauch, Mr. Robinson and Mr. Cumo — 10.8333, Mr. Lancaster — 10.5833 and Mr. Rahangdale — 9.4167.

**	The annual base salaries for the most recent years considered in the calculations of the averages are reported in the Summary Compensation Table in the Base Salary column.

Table II — RPSE and “Alternative” SERP. Table II shows the estimated total annual retirement benefit under the RPSE and the “alternative” form of the SERP related to final average total direct compensation (including bonus) as of December 31, 2004 that would be payable in 12 equal monthly installments per annum as a single life annuity to Eligible AAM Executives retiring in 2005 at age 65. The benefits shown are based upon participation in the optional contributory portion of the RPSE and maximum social security benefits of $23,268 payable to persons retiring in 2005. If the Eligible AAM Executive elects to receive benefits in the form of a 65% joint and survivor annuity to the Eligible AAM Executive and his or her spouse, the amounts shown would generally be reduced by 5%, subject to certain adjustments depending on the age differential between the Eligible AAM Executive and his or her spouse.

TABLE II

Projected Total Annual Retirement Benefits — RPSE plus “Alternative” SERP

Highest Five-Year Average
Annual Total Direct
Compensation**	Years of Eligible Contributory Credited Service*

	15	20	25	30	35

400,000	66,732	96,732	126,732	156,732	186,732

600,000	111,732	156,732	201,732	246,732	291,732

800,000	156,732	216,732	276,732	336,732	396,732

1,000,000	201,732	276,732	351,732	426,732	501,732

1,400,000	291,732	396,732	501,732	606,732	711,732

1,800,000	381,732	516,732	651,732	786,732	921,732

2,200,000	471,732	636,732	801,732	966,732	1,131,732

2,600,000	561,732	756,732	951,732	1,146,732	1,341,732

3,000,000	651,732	876,732	1,101,732	1,326,732	1,551,732

3,400,000	741,732	996,732	1,251,732	1,506,732	1,761,732

3,800,000	831,732	1,116,732	1,401,732	1,686,732	1,971,732

4,200,000	921,732	1,236,732	1,551,732	1,866,732	2,181,732

*	Maximum contributory credited service under the contributory portion of the RPSE and SERP is 35 years. As of December 31, 2004, the number of years of contributory credited service for named executive officers were: Mr. Dauch, Mr. Robinson and Mr. Cumo — 10.8333, Mr. Lancaster — 10.5833 and Mr. Rahangdale — 9.4167.

**	The annual total direct compensation for the most recent years considered in Table II in the calculation of the sum of the averages of salary and of bonus income (reported here as average annual total direct compensation) is in the Summary Compensation Table in the “Base Salary” and “Bonus” columns.

Employment and Continuity Agreements

Employment Agreement. AAM has an employment agreement with Richard E. Dauch to serve as Co-Founder, Chairman of the Board & Chief Executive Officer, which expires on December 31, 2006 (subject to periodic renewal). AAM and Mr. Dauch also entered into a supplemental compensation agreement in December 2000. The terms of the employment agreement and supplemental compensation agreement are described in the Report of the Compensation Committee on Executive Compensation.

Continuity Agreements. In September 2003, the Company entered into continuity agreements with the Co-Founder, Chairman of the Board & Chief Executive Officer (the CEO participant) and certain executive officers, including the named executive officers (the Executive participants, and, with the CEO participant, the participants). The payments pursuant to the continuity agreements are triggered upon a defined change of control of the Company and termination of the participant’s employment within a specified period after a change of control or in anticipation of a change of control that occurs thereafter.

A change of control is defined in the continuity agreements as: (i) an acquisition of 20% of Company stock by an unrelated third party; (ii) a merger, business combination, sale of at least 51% of assets, liquidation or dissolution where preexisting shareholders do not own at least 51% of the surviving entity; or (iii) a change in the majority of the incumbent Board within any 24-month period. If, within two years following the change of control, a participant’s employment is terminated by the participant for good reason or by the Company for any reason other than cause, the participant will be entitled to specified severance benefits, including a lump sum payment in the amount of 2.5 times (Executive participants) or 3.5 times (CEO participant) the participant’s annual salary and bonus. The lump sum for participants also would include any compensation previously deferred pursuant to any nonqualified plan and accrued vacation pay.

The terms of the CEO participant’s continuity agreement are subject to his employment and supplemental compensation agreements with the Company.

Generally, each participant would also be entitled to, among other things: (i) continuation of medical, dental, vision, disability, accidental death and dismemberment, and life insurance coverage; (ii) acceleration of vesting of all stock options, stock appreciation rights, phantom stock units, and restricted stock awards; (iii) additional age and service credit under the Company’s non-qualified employee pension and welfare benefit plans for purposes of benefit accrual, matching contribution, vesting, and eligibility for retirement; (iv) use of a Company car for a limited period; and (v) reasonable legal fees in connection with enforcement of the continuity agreement if the participant prevails in a dispute with the Company. Subject to the employment and supplemental compensation agreements, the CEO participant also would be entitled to a lump sum payment of $3 million times the number of long-term equity awards that the CEO would have received annually had he remained employed through December 31, 2006. Each participant would be entitled to benefits payable upon death, disability or retirement after a change in control. Excise taxes would be grossed-up (along with other income taxes relating to the gross-up) to ensure that the participant receives the same net after-tax payment that he or she would have received had no excise tax been imposed, subject to certain limitations.

The continuity agreements place certain restrictions on the ability of a participant whose employment with the Company has terminated to use or disclose confidential information or trade secrets of the Company. Also, the continuity agreements include a non-competition covenant and a covenant prohibiting solicitation of the Company’s employees for 2.5 years for Executive participants and 3.5 years for the CEO participant.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

David C. Dauch is a son of Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer. Since January 1, 2005, David C. Dauch has served as Executive Vice President — Commercial & Strategic Development. Throughout 2004, David C. Dauch served as Senior Vice President — Commercial and Senior Vice President — Sales, Marketing & Driveline Division. AAM expects that David C. Dauch will remain an employee. His compensation from AAM in 2004 was $608,487.

Richard F. Dauch is a son of Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer. Since January 1, 2005, Richard F. Dauch has served as President — Metal Formed Products Division. Throughout 2004, Richard F. Dauch served as Vice President — Metal Formed Products Division and Vice President — Investor Relations. AAM expects that Richard F. Dauch will remain an employee. His compensation from AAM in 2004 was $945,898, which included income realized from the exercise of stock options.

Robert W. Mathis is the son of B.G. Mathis, a member of the Board of Directors. Since August 2004, Robert W. Mathis has served as Director, HR Operations. Prior to that, he was Director, Safety, Security, Environmental & Medical Services. AAM expects that Robert W. Mathis will remain an employee. His compensation from AAM in 2004 was $202,724.

Anthony C. Robinson is the son of Joel D. Robinson, Vice Chairman. Since June 2004, Anthony C. Robinson has been Manager, Corporate Cost Estimating DCX and Ford Programs. Prior to that he was Assistant Finance Manager at the AAM Detroit Gear & Axle operating facility and Manager, Activity Based Costing . AAM expects that Anthony C. Robinson will remain an employee. His compensation from AAM in 2004 was $153,925.

M. Ben Siniora is the brother-in-law of Abdallah Shanti, Vice President — Information Technology, Electronic Product Integration & Chief Information Officer. Since May 2004, Mr. Siniora has served as Manager, Information Technology — International Operations. Prior to that he was Information Technology Manager of AAM’s Detroit Forge facility. AAM expects that M. Ben Siniora will remain an employee. His compensation from AAM in 2004 was $90,040.

Marion A. Cumo, Jr. is a son of Marion A. Cumo, Sr., Vice President — Driveline Division. Since June 2003, Marion A. Cumo, Jr. has been a production supervisor at the Detroit Gear & Axle facility. AAM expects that Marion A. Cumo, Jr. will remain an employee. His compensation from AAM during 2004 was $82,908.

Jeffrey W. Cumo is a son of Marion A. Cumo, Sr., Vice President — Driveline Division. Since September 2004, Jeffrey W. Cumo has been production coordinator at the AAM Detroit Gear & Axle facility. Prior to that he was Supervisor, Labor Relations and a production supervisor. AAM expects that Jeffrey W. Cumo will remain an employee. His compensation from AAM during 2004 was $82,774.

REPORT OF THE AUDIT COMMITTEE

At fiscal year ended December 31, 2004, the Audit Committee consisted of: Thomas K. Walker (Chairman), Richard C. Lappin and Larry W. McCurdy(1). Each Audit Committee member is financially literate under applicable NYSE listing standards, and Mr. McCurdy and Mr. Lappin also are “audit committee financial experts” as defined by the SEC.

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to the accounting, auditing and financial reporting processes of the Company. The Audit Committee is directly responsible for the compensation, appointment and oversight of Deloitte & Touche LLP (D&T), the Company’s external auditor. The Audit Committee operates under a written charter adopted by the Board, which is available on AAM’s website (www.aam.com/governance) and is attached to this proxy statement as Appendix B.

Members of the Audit Committee rely on the information provided and the representations made to them by: (1) management, which has primary responsibility for establishing and maintaining appropriate internal controls over financial reporting, and for AAM’s financial statements and reports; and by (2) the external auditor, which is responsible for expressing an opinion that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), and that its audit of the Company’s financial statements have been carried out in accordance with Standards of the Public Company Accounting Oversight Board — United States (PCAOB).

Internal Controls

During 2004, management timely completed the documentation, testing and evaluation of AAM’s system of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 (including the PCAOB’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting). During each regularly scheduled Audit Committee meeting, the Audit Committee met with the Company’s internal auditors and D&T, with and without the presence of management, to discuss the on-going examination and evaluation of the Company’s internal controls over financial reporting. The Audit Committee reviewed and discussed with management, the internal auditors and D&T the annual report of management on the Company’s internal controls over financial reporting and D&T’s attestation report. The Audit Committee also discussed with management, internal auditors and D&T the processes used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are filed with the Company’s periodic reports with the SEC as required by the Sarbanes-Oxley Act of 2002.

Auditor Independence

The Audit Committee reviewed and discussed with management, the internal auditors and D&T the Company’s unaudited interim consolidated financial statements for the first three quarters of 2004. The Audit Committee reviewed and discussed with management, internal auditors and D&T the audited consolidated financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2004. The Audit Committee also discussed with D&T the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees). The Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.

(1)	Larry K. Switzer joined the Board and was appointed to the Audit Committee effective February 2, 2005. Mr. Switzer is a qualified “audit committee financial expert” as defined by the SEC and financially literate under NYSE rules. Mr. Switzer did not participate in the preparation of this report.

D&T submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) in which independence from the Company was affirmed by D&T. The Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s provision of non-audit services to the Company were compatible with maintaining D&T’s independence. It is the Audit Committee’s policy to approve in advance audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by D&T. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2004.

Based on the reviews and discussions identified above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Fees of Independent Auditors

The aggregate amount of fees billed by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during the previous two fiscal years is as follows:

	December 31,

	2004		2003

Audit Fees	$1,222,000	(a)	$833,505	(a)
Audit Related Fees	85,000	(b)	140,544	(b)
Tax Fees	862,000	(c)	1,078,851	(c)
All Other Fees	0		0

Total	$2,169,000		$2,052,900

(a)	Includes fees for the audit of annual financial statements, reviews of quarterly financial statements, statutory audits, consents and comfort letters and other services related to SEC matters.
(b)	Includes fees for the audits of employee benefit plans in 2003 and Sarbanes-Oxley Act Section 404 advisory services in 2004 and 2003.
(c)	Fees for tax services in 2004 and 2003 consisted of tax compliance and tax planning advice. Fees for tax compliance were approximately $0.6 million in 2004 and approximately $0.7 million in 2003; fees related to tax planning were approximately $0.3 million in 2004 and approximately $0.4 million in 2003.

The Audit Committee selected D&T as the Company’s independent auditors for the year ending December 31, 2005. One or more representatives of D&T will attend the 2005 annual meeting of stockholders, will make a statement, if desired, and will be available to respond to questions from stockholders.

Audit Committee of the Board of Directors

Thomas K. Walker, Chairman
Richard C. Lappin
Larry W. McCurdy

OTHER INFORMATION

Proxy Information

The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. No proxy solicitor has been retained by the Company. Proxy materials were distributed by mail by EquiServe Trust Company, N.A., as part of its responsibilities as AAM’s transfer agent. AAM reimbursed brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders.

Stockholder Proposals for 2006 Annual Meeting

Stockholder proposals intended to be presented at the 2006 annual meeting which are eligible for inclusion in the Company’s proxy statement for that meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934 must be received by the Secretary of AAM at One Dauch Drive, Detroit, MI 48211-1198, no later than November 22, 2005 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting. Stockholders intending to present business other than pursuant to Rule 14a-8 must comply with AAM bylaws, which set forth the information that must be received by the Secretary of AAM on or before February 17, 2006, but no earlier than January 28, 2006. All proposals should be directed to the Secretary, and should be sent certified mail, return receipt requested in order to avoid confusion regarding dates of receipt.

If the date for the 2006 annual meeting is significantly different from the first anniversary of the 2005 annual meeting, SEC rules and AAM bylaws provide for an adjustment to the notice periods indicated above. We expect the persons named as proxies for the 2006 annual meeting to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a stockholder who does not provide us with written notice of such proposal complying with the applicable requirements on or before January 28, 2006.

Obtaining a copy of 2004 Form 10-K

AAM will furnish to stockholders a copy of our Annual Report on Form 10-K for the year ended December 31, 2004 without charge upon request. Requests should be directed to American Axle & Manufacturing Holdings, Inc., Investor Relations Department, One Dauch Drive, Detroit, MI 48211-1198, or by e-mail to investorrelations@aam.com. The 2004 Annual Report on Form 10-K is on our website (www.aam.com/investor).

By Order of the Board of Directors,

Patrick S. Lancaster
Vice President, Chief Administrative Officer & Secretary
American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, MI 48211-1198

March 22, 2005

APPENDIX A

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

CORPORATE GOVERNANCE GUIDELINES

The following guidelines were adopted by the Board of Directors of American Axle & Manufacturing Holdings, Inc. (AAM or Company) and, along with the charters and practices of the Board and its committees, provide the framework for the corporate governance of AAM. These guidelines are subject to change as the AAM Board of Directors (Board) may find necessary or advisable. These Guidelines are available on the AAM website and written copies will be provided to stockholders without charge upon request.

Role of the Board and Management

AAM’s business is conducted by its associates, managers and executive officers under the direction of the Co-Founder, Chairman of the Board & Chief Executive Officer. The AAM Board is elected by stockholders to oversee top management and to ensure that the interests of stockholders are being served. The principal functions of the Board, as a whole or through its committees, are to:

•	Review, approve and monitor AAM’s major strategic financial and business activities and corporate activities;

•	Review, approve and monitor AAM’s annual operating budget and evaluate the Company’s performance to the budget;

•	Assess major risks and opportunities facing the Company and review options for addressing them;

•	Evaluate and compensate the Chief Executive Officer (CEO);

•	Plan for the succession of the CEO and other executive officers;

•	Oversee and evaluate management’s systems for internal control, financial reporting and public disclosure;

•	Ensure that processes are in place for maintaining the ethical conduct of the Company, including the integrity of its financial statements and its compliance with applicable laws and regulations;

•	Identify, evaluate and nominate candidates for the Board; and

•	Undertake an annual performance evaluation of the Board and the Audit, Compensation and Nominating/ Corporate Governance Committees.

Size of Board

The Board currently has 9 members. The number of members may change from time to time depending upon the needs of the Board and the Company and the availability of qualified candidates.

Board Structure

AAM’s Board is equally divided into three classes. The members of each class of directors serve for staggered three-year terms. The Board believes that staggered election of directors helps to

Adopted by Board of Directors on October 27, 2004

maintain continuity and ensure that a majority of directors at any given time will have in-depth knowledge of AAM. Directors hold office until the expiration of their respective terms and their successors have been elected and qualified, or until their earlier death, resignation or removal.

Selection of Directors

The Board has delegated to the Nominating/ Corporate Governance Committee the responsibility for identifying, evaluating and recommending nominees for membership on the Board, in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer.

Qualifications. Candidates for director nominees to the AAM Board are reviewed in the context of the current composition of the Board, the operating requirements of AAM and the interests of the stockholders. Although specific qualifications for Board membership may vary from time to time, desired qualities to be considered include:

•	The highest ethical character and shared values with AAM as reflected in AAM’s Vision and Mission;

•	Loyalty to AAM and concern for its success and welfare;

•	High-level leadership experience and achievement at a policy-making level in business, educational or professional activities;

•	Breadth of knowledge about issues affecting AAM;

•	Ability to contribute special competencies to Board activities, such as financial, technical, international business or other expertise, or industry knowledge;

•	Willingness to apply sound, independent business judgment;

•	Awareness of a director’s vital role in the Company’s good corporate citizenship and corporate image; and

•	Sufficient time and availability to effectively carry out a director’s duties.

Independent Directors. A majority of the Board must be independent. The Board will establish and maintain guidelines to determine which directors are independent. These guidelines will contain categorical standards which satisfy the criteria for independence as defined by the New York Stock Exchange (NYSE). The AAM Board Independence Guidelines, which are attached as Appendix A, shall be disclosed in the Company’s proxy statement as required by the Securities and Exchange Commission (SEC) and on the AAM website. The Board will on an annual basis affirmatively determine for each director whether or not he or she is independent, and report such determinations in the proxy statement.

Selection Process — New Board Candidates. The Nominating/ Corporate Governance Committee identifies, evaluates and recommends prospective directors to the Board. In consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer, the Committee identifies the need to add a new director or fill a vacancy on the Board and makes recommendations to the Board based on referrals from any Board member or other appropriate source. The qualifications of potential candidates are evaluated and, following this initial screening, individuals meeting the Board’s criteria are recommended for further consideration and interviews by the Chairman of the Nominating/ Corporate Governance Committee and other Board members, as appropriate under the circumstances. As a final step, the Nominating/ Corporate Governance Committee recommends the candidate(s) for Board approval.

Nominees for Re-election. The Board believes that directors should not expect automatic re-nomination for successive terms of office. Accordingly, incumbent directors are subject to

Adopted by Board of Directors on October 27, 2004

evaluation by the Nominating/ Corporate Governance Committee and/or the Board before being nominated for re-election by the stockholders. The Board considers, among other things, the incumbent director’s meeting attendance record and contributions to the activities of the Board.

Vacancies. The Board may fill vacancies in existing director positions. A director appointed by the Board as a result of a vacancy serves the remainder of the term for the position filled.

Director Responsibilities

Directors are expected to attend all Board and committee meetings for which they serve, and the annual meeting of stockholders. Although 100% attendance is expected, the Board considers 75% attendance at quarterly Board and committee meetings to be a minimum requirement. Directors are also expected to review all background and explanatory materials provided in advance of the meetings and to participate in all meetings as appropriate.

Term Limits; Retirement Policy

Although the Board has not set age or term limits, the Board believes that in most circumstances directors should not stand for re-election for a term in which they reach age 72.

Significant Changes in Director Circumstances

If a director’s occupation or other relevant circumstances change significantly, or if a director becomes unavailable for active Board or committee participation, that director must offer his or her resignation in writing to the Co-Founder, Chairman of the Board & Chief Executive Officer and the Chairman of the Nominating/ Corporate Governance Committee for consideration by the Board. The Nominating/ Corporate Governance Committee, in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer, will evaluate the circumstances and recommend appropriate action, if any, with respect to the offer of resignation. To the extent possible, a director should provide advance notice of such change in circumstances to enable Board consideration and planning.

Limitations on Other Board Service

The Board expects its members to have sufficient time and availability to effectively serve AAM and its stockholders. Accordingly, directors should not serve concurrently on more than three other public and private for-profit company boards. Directors serving on the Audit Committee shall not serve on more than two other audit committees of public companies. In addition, service on other boards or associations must not violate AAM’s conflict of interest policy. Directors must notify the Co-Founder, Chairman of the Board & Chief Executive Officer and the Chairman of the Nominating/ Corporate Governance Committee in writing before accepting an invitation to serve on another public or private for-profit company board.

Director Orientation and Education

AAM maintains a director orientation program that contains written material, presentations by senior executives, and visits to major AAM manufacturing facilities. Directors are expected to attend the annual meeting of stockholders and are invited to attend AAM’s Executive Leadership Conference, Town Hall meetings and other Company events. AAM will support attendance at continuing education seminars and conferences for directors.

Adopted by Board of Directors on October 27, 2004

Functioning of the Board

Board Meetings. The Board holds four regularly scheduled meetings each year, normally on a calendar quarterly basis, or more often if necessary.

Agenda. The Co-Founder, Chairman of the Board & Chief Executive Officer, taking into account suggestions from other members of the Board, will set the agenda for each Board meeting, and will distribute the agenda in advance of the meeting.

Advance Distribution of Materials. Board materials related to agenda items are generally provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. Occasionally, materials related to certain confidential issues or other matters may not be appropriate or timely for prior distribution and/or retention by Board members.

Access to Senior Management and Outside Advisors. Members of senior management attend Board meetings or portions thereof to provide information required by the Board to fully understand the matters being considered. Generally, presentations related to issues under consideration by the Board are made by the senior executive responsible for the applicable area of the Company’s operations. In addition, the Co-Founder, Chairman of the Board & Chief Executive Officer invites other AAM executives or associates to attend Board meetings. The Board may retain independent advisors as necessary or appropriate.

Executive Sessions of Non-management and Independent Directors. Non-management directors meet without the presence of AAM management in regularly scheduled executive sessions. Independent directors meet in executive session (without management or non-independent directors present) at least once a year. An independent director has been selected to preside at each executive session, which takes place upon conclusion of the full Board’s regularly scheduled meetings. Upon conclusion of executive sessions, the full Board reconvenes to receive feedback (as appropriate) from attendees of the executive sessions.

Committees. The Board considers all major decisions of AAM. However, the Board has established five standing committees to assist the Board in discharging its responsibilities: (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating/ Corporate Governance Committee, (4) the Executive Committee and (5) the Technology Committee. The Audit, Compensation and Nominating/ Corporate Governance Committees consist entirely of independent directors. The members and chairmen of all Board committees are recommended to the Board by the Nominating/ Corporate Governance Committee in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer. The committees generally hold meetings in conjunction with scheduled meetings of the full Board. Charters of the Audit, Compensation and Nominating/ Corporate Governance Committees are maintained on the AAM website and copies will be mailed to stockholders without charge upon request.

Performance Evaluations; Succession Planning

Annual CEO Evaluation. The Compensation Committee reviews and approves corporate goals and objectives related to compensation of the CEO and other executive officers, consistent with employment agreements, if any. The Compensation Committee meets with the CEO to discuss the goals and objectives and to evaluate his performance. Independent directors not on the Compensation Committee may provide input. The Board as a whole may discuss the CEO’s compensation in general. The Compensation Committee then determines the CEO’s compensation based on his performance and that of the Company, in accordance with the terms of his employment agreement.

Adopted by Board of Directors on October 27, 2004

Board and Committee Self-Evaluation. The Nominating/ Corporate Governance Committee is responsible for developing an annual self-evaluation process for the full Board and the Audit, Compensation and Nominating/ Corporate Governance Committees. The Nominating/ Corporate Governance Committee will administer the self-evaluation process for the full Board and deliver to the Board a summary of the results of the Board’s self-evaluation, assessing the Board’s compliance with these Guidelines and identifying areas in which the Board could improve its operations. The Chairmen of the Audit, Compensation and Nominating/ Corporate Governance Committees will deliver a summary of their respective Committees self-evaluations to the full Board.

Succession Planning. The Nominating/ Corporate Governance Committee oversees and approves the management continuity process. The Nominating/ Corporate Governance Committee evaluates the succession plans of the CEO and other executive officers and, in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer, makes recommendations to the Board on the selection of individuals to occupy these positions.

Board Compensation

The Compensation Committee is responsible for recommending to the Board compensation and benefits to non-management directors. AAM pays non-management and independent directors an annual retainer and additional fees for attendance at Board and committee meetings, with additional fees for the chairmen of Board committees. These directors also are granted stock options and are eligible to participate in the Company’s Executive Deferred Compensation Plan. The Compensation Committee periodically reviews appropriate market data to determine market competitive compensation for its directors.

Director Stock Ownership

The Board recommends that directors maintain ownership of at least 1,000 shares of AAM common stock.

Board Interaction with Investor Groups, the Media and Others

The Co-Founder, Chairman of the Board & Chief Executive Officer is responsible for establishing effective communications and designating Company spokespersons for interaction with investor groups, equity analysts, government officials, the media and others. AAM’s policy is that AAM speaks through its management as designated by the Co-Founder, Chairman of the Board & Chief Executive Officer.

Ethics and Conflict of Interest

The Board expects members of the AAM Board, as well as executive officers and associates, to act ethically at all times and to comply with the AAM Code of Business Conduct. If an actual or potential conflict of interest arises for a director, the director must promptly inform in writing the Co-Founder, Chairman of the Board & Chief Executive Officer and the Chairman of the Nominating/ Corporate Governance Committee. Upon recommendation of the Nominating/ Corporate Governance Committee, in consultation with the Co-Founder, Chairman of the Board & Chief Executive Officer, the Board will resolve the matter in the best interests of the Company. The AAM Code of Business Conduct is available on the AAM website.

Stockholder Communication with the Board

Stockholders may communicate with the Board through the Secretary of AAM by mail at AAM’s World Headquarters at One Dauch Drive, Detroit, Michigan 48211-1187 or by e-mail at

Adopted by Board of Directors on October 27, 2004

AAMBoardofDirectors@aam.com. Depending on the subject matter of the communication, the Secretary will:

•	forward the communication to the director or directors to whom it is addressed;

•	handle or refer the matter to the appropriate AAM department or representative;

•	not forward the communication if it is a commercial solicitation or other inappropriate topic for Board consideration; or

•	forward the communication to the Audit Committee if it is a matter relating to accounting, internal accounting controls or auditing matters of the Company.

At each Board meeting, the Secretary will present a summary of all communications received since the last meeting and make all communications available to Board members.

Adopted by Board of Directors on October 27, 2004

Appendix A to Corporate Governance Guidelines

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

BOARD OF DIRECTORS

DIRECTOR INDEPENDENCE GUIDELINES

A determination of director independence requires the Board to establish that a director does not have any direct or indirect material relationship with AAM(1). In making an independence determination, the Board will consider all relevant facts and circumstances not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

A director will not be considered independent if, within the preceding three years, any of the following apply:

•	the director was employed by AAM, or an immediate family member(2) served as an executive officer of AAM.

•	the director received direct compensation from AAM, other than director and committee fees and pension or other forms of deferred compensation for prior service (and not contingent on continued service).

•	an immediate family member received more than $100,000 per year in direct compensation from AAM.

•	the director is affiliated with or employed by AAM’s independent auditor, or an immediate family member is affiliated with or employed in a professional capacity by AAM’s independent auditor.

•	the director or any of his or her immediate family members has been part of an “interlocking directorate”’ in which an executive officer of AAM serves on the compensation committee of another company that employs the director.

•	the director is an executive officer or employee, or an immediate family member is an executive officer, of a company that makes payments to, or receives payments from, AAM for property or services in any single fiscal year, exceeding the greater of two percent (2%) of the annual consolidated gross revenue of that company or $1 million.

•	the director is an executive officer of a charitable organization that has received contributions from AAM in any single fiscal year of more than $1 million or two percent (2%) of the charitable organization’s consolidated gross revenues, whichever is greater.

(1)	AAM includes American Axle & Manufacturing Holdings, Inc. and its direct and indirect subsidiaries.

(2)	Immediate family includes spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who share the director’s home.

Adopted by Board of Directors on October 27, 2004

APPENDIX B

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

The Audit Committee (the “Committee”) shall:

A.	Provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibility with respect to its oversight of:

i.	The quality and integrity of the Corporation’s financial statements;

ii.	The Corporation’s compliance with legal and regulatory requirements;

iii.	The independent auditor’s qualifications and independence; and

iv.	The performance of the Corporation’s internal audit function and independent auditors.

B.	Prepare the report that SEC rules require be included in the Corporation’s annual proxy statement.

II.	Structure and Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be “independent” under the Independence Guidelines established by the Board and the rules of the New York Stock Exchange (“NYSE”), the Securities and Exchange Commission (“SEC”). No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

All members of the Committee shall be financially literate and have a working familiarity with basic finance and accounting practices (or become financially literate and acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a “financial expert” under the requirements of the SEC and the Sarbanes-Oxley Act.

No member of the Committee shall accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary thereof, other than in the director’s capacity as a member of the Board or any committee thereof.

Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Adopted by Board of Directors on October 27, 2004

Chairman

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman shall be a voting member of the Committee. The Chairman will chair all meetings and will develop and set the Committee’s agenda in consultation with the other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

III.	Meetings

The Committee shall hold regularly scheduled meetings each year, normally on a calendar quarter basis, or more frequently as may be required. As part of its goal to foster open communication, the Committee periodically must meet separately with each of management, the internal auditors (or other personnel responsible for the internal audit structure) and the independent auditors to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditors and management quarterly to review the Corporation’s financial statements in a manner consistent with that outlined in Section IV of this Charter. The Chairman of the Board or any member of the Committee may request a meeting of the Committee. All meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum and a majority of the members in attendance when a quorum is present shall decide any matter properly brought before the Committee.

The Committee may invite to its meetings such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings such persons as it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee, in discharging its oversight role, is empowered to study or investigate any matter or concern that the Committee deems appropriate relating to the purposes of the Committee as set forth in Section I of this Charter. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention. The Corporation shall provide appropriate funding, as determined by the Committee, for the payment of such advisory fees and for the payment of administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Corporation’s internal audit group, Board, corporate executives and independent accountants as necessary to carry out these responsibilities.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Corporation’s financial statements or guaranteeing the auditor’s report. The fundamental responsibility for the

Adopted by Board of Directors on October 27, 2004

Corporation’s financial statements and disclosures rests with management and the independent auditors.

Documents/ Reports Review

1.	Meet to review and discuss with management and the independent auditors prior to public dissemination the Corporation’s annual audited financial statements and quarterly financial statements, including a review of the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Review and discuss with management and the independent auditors the type and presentation of information to be included in the Corporation’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee’s discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance.

3.	Perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation’s by-laws and the resolutions or other directives of the Board, including review of certifications of financial reports by the Corporation’s Chief Executive Officer and Chief Financial Officer required by applicable law or regulations of the SEC.

Independent Auditors

4.	Appoint, retain and terminate independent auditors and approve all audit engagement fees and terms.

5.	Inform each registered public accounting firm performing financial statement related audit work for the Corporation that such firm shall report directly to the Committee.

6.	Oversee the work of any registered public accounting firm employed by the Corporation, including the resolution of any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related audit, review or attest services.

7.	Approve in advance any significant audit or permissible non-audit engagement or relationship between the Corporation and the independent auditors.

The following shall be “prohibited non-auditing services”: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vi) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to its auditor

Adopted by Board of Directors on October 27, 2004

during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

8.	Review, at least annually, the qualifications, performance and independence of the independent auditors. In conducting its review and evaluation, the Committee should:

(a)	Obtain and review a report by the Corporation’s independent auditor describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) (to assess the auditor’s independence) all relationships between the independent auditor and the Corporation;

(b)	Review and evaluate the lead audit partner of the auditing firm, taking into account the opinions of management and the Corporation’s internal auditors or other personnel responsible for the internal audit function;

(c)	Ensure the rotation of the lead audit partner at least every five years and consider a regular rotation of the auditing firm itself in order to assure continuing auditor independence;

(d)	Present its conclusions with respect to the independent auditor directly to the Board;

(e)	Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation in each of the five previous fiscal years of that Corporation.

Financial Reporting Process

9.	In consultation with the independent auditors, management and the internal auditors, review the integrity of the Corporation’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation’s internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Corporation’s management, such as any management letter or schedule of unadjusted differences.

Adopted by Board of Directors on October 27, 2004

10.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

11.	Review with management and such outside professionals as the Committee considers appropriate important trends and developments in financial reporting practices and requirements and their effect on the Corporation’s financial statements.

12.	Review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (ii) management’s responses to such matters. Without excluding other possibilities, the Committee may wish to review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Corporation.

13.	Prepare the report required by the SEC to be included in the Corporation’s annual proxy statement.

Oversight of the Corporation’s Internal Audit Function

14.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

15.	Review the appointment and replacement of the senior internal auditing executive.

16.	Review significant reports to management prepared by the internal auditing department and management’s responses.

17.	Review and discuss with the independent auditor and management the responsibilities, budget and staffing of the Corporation’s internal audit function, recommendations regarding the planned scope of the audit, and coordination of the internal audit function with the activities of the independent auditors.

18.	Review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Corporation’s internal controls and any significant deficiencies or material weaknesses in internal controls.

Legal Compliance/ General

19.	Review, as necessary, with the Corporation’s counsel any legal matter that could have a significant impact on the Corporation’s financial statements including disclosures.

20.	Review the adequacy and effectiveness of Corporation’s procedures to ensure compliance with legal and regulatory responsibilities.

21.	Discuss with management and the independent auditors the Corporation’s guidelines and policies with respect to risk assessment and risk management, including the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

22.	Set clear hiring policies for employees or former employees of the independent auditors. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by the

Adopted by Board of Directors on October 27, 2004

registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

23.	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

24.	Review all related party transactions and the impact of such transactions on the Corporation’s financial statements and disclosures.

25.	Engage independent counsel and other such independent advisors as the Committee determines necessary to carry out its duties.

Reports

26.	Prepare all reports required to be included in the Corporation’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

27.	Report regularly to the full Board including:

(a)	with respect to any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Corporation’s independent auditors or the performance of the internal audit function;

(b)	following all meetings of the Committee; and

(c)	with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities.

The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairman or any other member of the Committee wishing to make such report.

V.	Annual Performance Evaluation

The Committee shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Adopted by Board of Directors on October 27, 2004

APPENDIX C

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

The primary purposes of the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) are to:

A.	Have direct responsibility for all compensation, including equity compensation, of the Company’s executive officers;

B.	Make recommendations to the Board with respect to incentive compensation and equity-based plans and other compensation matters that are subject to Board approval; and

C.	Produce a Committee report on executive officer compensation as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

II.	Structure and Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be “independent” under the Independence Guidelines established by the Board and the rules of the New York Stock Exchange (“NYSE”). Additionally, no director may serve unless he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934 (“Rule 16b-3”), and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”); provided, however, that a failure to meet such requirements shall not invalidate decisions made by the Committee.

Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until a successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairman

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee. The Chairman shall be a voting member of the Committee. The Chairman will chair all meetings and will develop and set the Committee’s agenda in consultation with the other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

Adopted by Board of Directors on October 27, 2004

III.	Meetings

The Committee shall hold regularly scheduled meetings each year, normally on a calendar quarter basis, or more frequently as may be required. The Chairman of the Board or any member of the Committee may request a meeting of the Committee. All meetings may be held telephonically. A majority of the members of the Committee shall constitute a quorum and a majority of the members in attendance when a quorum is present shall decide any matter properly brought before the Committee.

The Committee may invite to its meetings such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings such persons as it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in fulfilling its purposes outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee shall have the resources and authority appropriate to discharge its oversight role, including the authority to retain advisors and to delegate related duties to subcommittees. The Committee shall have the sole authority to approve the reasonable fees payable to such advisors, the termination of any such advisors and any other terms of retention.

Compensation and Benefit Programs

1.	With respect to the Company’s compensation and benefit programs:

(i) Review and recommend to the full Board the Company’s overall compensation philosophy and the compensation and programs to support the Company’s overall business strategy and objectives;

(ii) Review and recommend to the full Board new benefit and compensation plans, or amendments to existing plans that significantly change plan design or have a significant financial impact; and

(iii) Review and recommend to the full Board the termination of any existing benefit plan that is subject to Board approval.

2.	Review and approve corporate goals and objectives relevant to the compensation of the CEO and other executive officers, consistent with any applicable Employment Agreement.

3.	Evaluate the performance of the CEO and, in consultation with the CEO, other executive officers in light of these criteria. Based on such evaluation, review and approve, consistent with any applicable Employment Agreement, the annual salary, bonus, long-term incentives or equity-based compensation and other benefits of the CEO and other executive officers. With respect to the CEO, such evaluation, review and approval will be made by the Committee with input from other independent members of the Board. Nothing herein is intended to preclude discussion of CEO compensation by the full Board.

4.	Review and recommend to the full Board any employment contracts or amendments thereto with current or prospective executive officers of the Company.

Adopted by Board of Directors on October 27, 2004

Monitoring Incentive and Equity-Based Compensation Plans

5.	With respect to matters that are subject to Board approval, make recommendations to the Board regarding compensation and incentive-compensation and equity-based plans, and oversee the activities of the individuals responsible for administering those plans.

6.	Review and approve all awards of shares or share options pursuant to the Company’s equity-based plans with respect to the CEO and such other executives as the Committee may deem appropriate in light of Rule 16b-3, Section 162(m) and other relevant factors.

7.	Approve bonus awards under the Company bonus plans with respect to the CEO and such other executives as the Committee may deem appropriate in light of Rule 16b-3, Section 162(m) and other relevant factors.

8.	Oversee the Company’s policies on structuring compensation programs for executive officers to preserve tax deductibility and, as and when required, establish and certify the attainment of performance goals pursuant to Section 162(m).

Investment Policy for Defined Benefit and Other Applicable Plans

9.	Oversee and, where appropriate, establish or modify investment and cash management policies for applicable employee defined benefit and other benefit plans and monitor related investment performance.

Reports

10.	Produce a report of the Committee on executive officer compensation as required by the SEC to be included in the Company’s proxy statement or annual report on Form 10-K filed with the SEC.

11.	Report to the Board at the Board’s next regularly scheduled meeting following meetings of the Committee and recommend action by the Board as appropriate. The report to the Board may be an oral report by the Chairman or any other Committee member.

12.	The Secretary of the Board shall maintain minutes or other records of meetings and activities of the Committee.

V.	Annual Performance Evaluation

The Compensation Committee shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Adopted by Board of Directors on October 27, 2004

APPENDIX D

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

NOMINATING/CORPORATE GOVERNANCE

COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.	Purpose

The Nominating/Corporate Governance Committee (the “Committee”) shall provide assistance to the Board of Directors (the “Board”) in fulfilling its responsibility with respect to:

A.	Identifying individuals qualified to become directors, consistent with the criteria approved by the Board, and recommending candidates to the Board i) for directorships to be filled by the Board, or ii) to be nominated for election by the shareholders;

B.	Reviewing not less than annually the Company’s Corporate Governance Guidelines and Code of Business Conduct and recommending appropriate changes to the Board for approval.

II.	Structure and Operations

Composition and Qualifications

The Committee shall be comprised of three or more members of the Board, each of whom is determined by the Board to be “independent” in accordance with the Independence Guidelines established by the Board and the rules of the New York Stock Exchange (“NYSE”) and to meet all other requirements of law.

Appointment and Removal

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board.

Chairman

Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chairman by majority vote of the full Committee. The Chairman shall be a voting member of the Committee. The Chairman will chair all meetings and participate in setting the agendas for Committee meetings in consultation with the other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to Committee members sufficiently in advance of each meeting to permit meaningful review.

III.	Meetings

The Committee shall hold regularly scheduled meetings each year, normally on a calendar quarter basis, or more frequently as may be required. The Chairman of the Board or any member of the Committee may request a meeting of the Committee. All meetings may be held telephonically. A majority of the Committee shall constitute a quorum and a majority of the

Adopted by Board of Directors on October 27, 2004

members in attendance when a quorum is present shall decide any matter properly brought before the Committee.

The Committee may invite to its meetings individuals it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

The following functions shall be the common recurring activities of the Committee in carrying out its responsibilities outlined in Section I of this Charter. These functions should serve as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Committee shall also carry out any other responsibilities and duties delegated to it by the Board from time to time related to the purposes of the Committee outlined in Section I of this Charter.

The Committee shall have the resources and authority appropriate to discharge its oversight role, including the authority to retain advisors or to delegate related duties to subcommittees. The Committee shall have the sole authority to retain and terminate a consultant or search firm to be used to identify director candidates, including sole authority to approve the search firm or consultant’s fees and other retention terms.

Board Selection, Composition and Evaluation

1.	In consultation with the Chairman and consistent with the criteria approved by the Board, identify individuals qualified to become directors and recommend candidates to the Board i) for directorships to be filled by the Board, or ii) to be nominated for election by the shareholders.

2.	Conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.

3.	Consider questions of independence and possible conflicts of interest of members of the Board and corporate officers.

4.	Oversee evaluation of the Board and management as provided in this Charter.

Committee Selection and Composition

5.	In consultation with the Chairman of the Board, recommend to the full Board i) members of the Board to serve on Board committees, and ii) changes to committee membership. In making recommendations, consider the criteria for committee service as set forth in the applicable committee charter and other factors the Committee deems relevant.

6.	In consultation with the Chairman of the Board, recommend to the full Board members of the Board to serve as Chair of the Board committees for full Board approval.

Corporate Governance and Ethics

7.	Review not less than annually the Company’s Corporate Governance Guidelines and Code of Business Conduct and recommend appropriate changes to the Board for approval.

Adopted by Board of Directors on October 27, 2004

Continuity/Succession Planning Process

8.	Oversee and approve the management continuity planning process. Review and evaluate the succession plans of the CEO and other corporate officers and, in consultation with the Chairman of the Board, make recommendations to the Board with respect to the selection of individuals to occupy these positions.

Reports

9.	Report to the Board at the Board’s next regularly scheduled meeting following meetings of the Committee, and recommend action by the Board as appropriate. The report to the Board may be an oral report by the Chairman of the Committee or any other Committee member.

10.	The Secretary of the Board shall maintain minutes or other records of meetings and activities of the Committee.

Rights Plan

11.	Review and evaluate the terms of the Rights Agreement, dated as of September 15, 2003, to determine whether the maintenance of such agreement continues to be in the interests of the Company, its shareholders and any other relevant constituencies of the Company at least once every three years. Following such review, the Committee will communicate its conclusions to the Board, including any recommendation in light thereof as to whether such agreement should be modified or the rights issued thereunder should be terminated. In so reviewing and evaluating, the Committee shall have the authority to review all information of the Company and to consider any and all factors it deems relevant to an evaluation of whether to maintain or modify such agreement or terminate the rights.

V.	Annual Performance Evaluation

The Committee shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Adopted by Board of Directors on October 27, 2004

AAH PS-05

DETACH HERE

ZAAH22

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 28, 2005 SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

Richard E. Dauch and Patrick S. Lancaster, or either of them, with full power of substitution, are authorized to vote all shares which the undersigned would possess if personally present at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held in the Auditorium at its World Headquarters Complex, located at One Dauch Drive, Detroit, Michigan, beginning at 3:00 p.m. on April 28, 2005 and at any adjournments thereof.

This proxy will be voted as you specified on the reverse side. If this proxy does not indicate a choice, it will be voted for the nominees for director as listed in proposal 1.

  SEE REVERSE
           SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

AMERICAN AXLE & MANUFACTURING
HOLDINGS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

American Axle & Manufacturing Holdings, Inc.

World Headquarters Auditorium
One Dauch Drive
Detroit, MI 48211-1198
(313) 758-2000

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/axl

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

The methods above are quick, easy and available 24 hours, 7 days a week.
Voting by the Internet or by telephone reduces costs to the company.
If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

ZAAH21

#AAH

☒	Please mark votes as in this example.

The Board of Directors recommends a vote FOR all nominees.

1.	Election of Directors (01) Elizabeth A. (Beth) Chappell, (02) Richard E. Dauch, (03) William P. Miller II, (04) Larry K. Switzer

FOR ALL NOMINEES (except as marked to the contrary on the line below)	☐	☐	WITHHOLD AUTHORITY to vote for all nominees

☐
To withhold authority for any individual nominee or nominees, write his or their name or names in the space above:

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

In their discretion, the proxies are authorized to the extent permitted by law to vote on any and all other matters as may properly come before the meeting, including the authority to vote to adjourn the meeting.

NOTE: Please date and sign the proxy exactly as the name or names appear at left. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return the signed proxy in the enclosed envelope.

This section must be completed for your instructions to be executed.

Signature #1	Date:

Signature #2	Date: